Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

(Investor Relations)	(Corporate Press)
Nicole Shevins	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Nicole.Shevins@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Better Than Expected Results for Fiscal First Quarter 2022

GAAP net revenue was $813 million

GAAP net income per diluted share increased to $1.30

GAAP net cash provided by operating activities for the three-months ended June 30, 2021 was $148 million

Adjusted Unrestricted Operating Cash Flow (Non-GAAP) for the three-months ended June 30, 2021 was $29 million

Net Bookings were $711 million, above guidance

Company reiterates outlook for fiscal year 2022

New York, NY – August 2, 2021 – Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported better than expected results for the first quarter of its fiscal year 2022, ending June 30, 2021. In addition, the Company reiterated its outlook for the fiscal year 2022, ending March 31, 2022, and provided its initial outlook for the second quarter of its fiscal year 2022, ending September 30, 2021. For further information, please see the fiscal first quarter 2022 results slide deck posted to the Company’s investor relations website at http://ir.take2games.com.

First Quarter Fiscal 2022 Financial Highlights

GAAP net revenue decreased 2% to $813.3 million, as compared to $831.3 million in last year’s fiscal first quarter. Recurrent consumer spending (which is generated from ongoing consumer engagement and includes virtual currency, add-on content and in-game purchases) increased 15% and accounted for 70% of total GAAP net revenue. The largest contributors to GAAP net revenue were NBA® 2K21 and NBA 2K20; Grand Theft Auto® Online and Grand Theft Auto V; Red Dead Redemption 2 and Red Dead Online; Borderlands® 3; the WWE® series; Dragon City®; Sid Meier’s Civilization® VI; and Two Dots®.

Digitally-delivered GAAP net revenue increased 1% to $740.8 million, as compared to $735.6 million in last year’s fiscal first quarter, and accounted for 91% of total GAAP net revenue. The largest contributors to GAAP digitally-delivered net revenue were NBA 2K21 and NBA 2K20; Grand Theft Auto Online and Grand Theft Auto V; Red Dead Redemption 2 and Red Dead Online; Borderlands 3; the WWE series; Dragon City; Two Dots; Sid Meier’s Civilization VI; and Monster Legends®.

GAAP net income increased 72% to $152.3 million, or $1.30 per diluted share, as compared to $88.5 million, or $0.77 per diluted share, for the comparable period last year.

During the three-month period ended June 30, 2021, GAAP net cash provided by operating activities was $148.2 million, as compared to $445.4 million in the same period last year. During the three-month period ended June 30, 2021, Adjusted Unrestricted Operating Cash Flow (Non-GAAP), which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash, was $29.1 million, as compared to $324.0 million in the same period last year (please see the section below titled “Non-GAAP Financial Measure” for additional information). As of June 30, 2021, the Company had cash and short-term investments of $2.536 billion.

The following data, together with a management reporting tax rate of 16%, are used internally by the Company’s management and Board of Directors to adjust the Company’s GAAP financial results in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

		Three Months Ended June 30, 2021
			Financial Data
$ in thousands	Statement of operations	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Impact of business reorganization	Business acquisition	Amortization & impairment of acquired intangible assets	Gain on long- term investments, net
Net revenue	$813,346	(101,916)
Cost of goods sold	329,715	(8,135)	(12,050)			(11,112)

Gross profit	483,631	(93,781)	12,050			11,112
Total operating expenses	313,157		(37,000)	(97)	(2,186)	(3,894)
Income from operations	170,474	(93,781)	49,050	97	2,186	15,006
Interest and other, net	(1,027)	(610)
Gain on long-term investments, net	1,997						(1,997)
Income before income taxes	171,444	(94,391)	49,050	97	2,186	15,006	(1,997)

In order to calculate net income per diluted share for management reporting purposes, the Company uses its fully diluted share count of 117.1 million.

Operational Metric – Net Bookings

Net Bookings is defined as the net amount of products and services sold digitally or sold-in physically during the period, and includes licensing fees, merchandise, in-game advertising, strategy guides and publisher incentives.

During fiscal first quarter 2022, total Net Bookings declined 29% to $711.4 million, as compared to $996.2 million during last year’s fiscal first quarter. Net Bookings from recurrent consumer spending declined 25% and accounted for 69% of total Net Bookings. The largest contributors to Net Bookings were Grand Theft Auto Online and Grand Theft Auto V; NBA 2K21 and 2K20; Red Dead Redemption 2 and Red Dead Online; Borderlands 3; the WWE series; Dragon City; Two Dots; Sid Meier’s Civilization VI; and Monster Legends.

Catalog accounted for $652.6 million of Net Bookings led by Grand Theft Auto, NBA 2K, Red Dead Redemption, Borderlands, the WWE series, Dragon City, Sid Meier’s Civilization and Two Dots.

Digitally-delivered Net Bookings declined 26% to $680.4 million, as compared to $924.5 million in last year’s fiscal first quarter, and accounted for 96% of total Net Bookings. The largest contributors to digitally-delivered Net Bookings were Grand Theft Auto Online and Grand Theft Auto V; NBA 2K21 and NBA 2K20; Red Dead Redemption 2 and Red Dead Online; Borderlands 3; the WWE series; Dragon City; Two Dots; Sid Meier’s Civilization VI; and Monster Legends.

Management Comments

“We began fiscal 2022 with positive momentum, which was reflected in our ability to deliver first quarter operating results which were above our expectations,” said Strauss Zelnick, Chairman and CEO of Take-Two. “During the period, we continued to invest in our future, including growing our creative teams and expanding our mobile business and expertise further.

“For the year, we are reiterating our outlook, as there has been some movement in our release schedule, including two of our immersive core titles shifting to later in fiscal 2022 than contemplated by our prior guidance. As we deliver on our expansive multi-year pipeline, we believe that we will achieve sequential growth in fiscal 2023 and establish new record levels of operating results over the next few years.

“We remain highly optimistic about the growth potential for the interactive entertainment industry and our competitive positioning within the sector. We believe that our unique strategic advantages, together with our focus on enhancing our enterprise and capitalizing on our growth opportunities, will enable us to deliver long-term shareholder value.”

COVID-19 Response

At Take-Two, our number one priority has remained the health and safety of our employees and their families. All of our offices moved largely to work-from-home environments by mid-March 2020. As we begin to re-open many of our offices, we are strictly following protocols from local governments and health officials to ensure that we are adhering to their safety standards.

Due to the shelter-in-place orders that began last year, we experienced heightened levels of engagement and Net Bookings growth during our fiscal 2021 period. As the return to normalcy continues to unfold, the impact to our business, operations and financial results will depend on numerous evolving factors that we are not able to predict. The key risks to our business are set forth under the heading “Cautionary Note Regarding Forward-Looking Statements” in this release and in Take-Two’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021.

Business and Product Highlights

Since April 1, 2021:

Take-Two:

•	Acquired privately-held Nordeus for an upfront purchase price of $225 million. There is the potential for the payment of an additional earn-out consideration based upon Nordeus achieving EBITDA results above certain thresholds during each of the first two years. Founded in 2010, Nordeus is a mobile games company based in Belgrade, Serbia, best known for Top Eleven, the world’s most successful mobile soccer management game* with over 240 million registered users.

•	Acquired privately-held Dynamixyz, a world-class leader in video-based facial animation services. Founded in 2010 in Cesson-Sévigné, France, Dynamixyz owns and operates a suite of leading-edge, proprietary motion capture, facial-analysis, and full 3D processing tools and technology that combines computer graphics, computer vision, and machine learning. Financial details of the acquisition were not disclosed.

•	Take-Two was a founding donor of The Gerald A. Lawson Endowment Fund for Black and Indigenous Students, which was created with the goal of increasing those groups’ representation in the gaming and tech industries. The fund provides student support for Black and Indigenous students who wish to pursue undergraduate or graduate degrees in game design or computer science from USC's prestigious program.

*Source: AppAnnie based upon downloads and revenue through April 2021.

Rockstar Games:

•	Released new free content updates for Grand Theft Auto Online:

o	On July 20, delivered the Los Santos Tuners update. This massive update introduced the LS Car Meet, a new shared social space for players to get together to modify their personal vehicles, watch others modify their Tuner vehicles in real-time, race and test various vehicles on an underground test track, and much more. In addition, Los Santos Tuners features six new robbery Contracts; six new race types; ten new highly customizable vehicles; new collectible USB sticks featuring music from Moodymann and Seth Troxler, allowing players to experience music in an all-new way, and a host of quality-of-life updates, including a new customizable radio station wheel.

o	Earlier in the Summer, Rockstar Games released eight new stunt races, seven new arenas for Deadline mode and regular in-game bonuses and incentives for Grand Theft Auto Online.

•	Released new free content updates for Red Dead Online:

o	On July 13, released the Blood Money update for Red Dead Online. The update introduced a series of criminal-themed Opportunities; complex new missions, including the game's first train robbery; and The Quick Draw Club - a series of four distinct, rapid-fire passes featuring criminal-themed unlockable rewards, bonuses, and more.

o	Prior to this update, Red Dead Online introduced eight new races spanning iconic locations across the game's five states and a creative array of bonuses and incentives.

•	Rockstar Games and Tribeca Festival joined together for a special free live performance from The Battery featuring Red Dead Redemption 2 Original Soundtrack producer, Daniel Lanois. The performance featured special guests, D’Angelo and Rhiannon Giddens.

•	Rockstar Games teamed with CircoLoco — creators of some of the world’s biggest and most influential real-world parties and one of the most recognized brands in modern dance music — to create a brand-new record label, CircoLoco Records. The label is focused on elevating the dance music culture scene through the collective power of these two entertainment brands.

2K:

•	Unveiled the full roster of cover athletes for NBA 2K22, the next installment of the top-rated and top-selling NBA video game simulation series of the past 20 years. Global phenomenon and two-time NBA All-Star, Luka Dončić, will appear on the Standard Edition and Cross-Gen Digital Bundle, while the premium, NBA 75th Anniversary Edition will showcase NBA legends Kareem Abdul-Jabbar, Dirk Nowitzki, and Kevin Durant. In North America, players can purchase a special version of the Standard Edition featuring six-time WNBA All-Star and WNBA Champion, Candace Parker, on the cover and available exclusively through GameStop and EB Games. In Japan, players can also purchase a special version of the Standard Edition that will feature Washington Wizards Rui Hachimura, a rising star who was the first Japanese player to not only be drafted in the first round in 2019, but also to reach the NBA Playoffs. The Standard Edition will be available for $59.99 on Gen 8 consoles and $69.99 for Gen 9 consoles; the Cross-Gen Digital Bundle will be available for $79.99 and grant players access to the Standard Edition across Gen 8 and Gen 9 consoles within the same console families; and the NBA 75th Anniversary Edition will be available for $99.99 for both Gen 8 and Gen 9 consoles.

•	Continued to expand the breadth of NBA 2K offerings with the launch of the NBA 2K21 Arcade Edition on Apple Arcade, delivering an all-new basketball simulation game experience to Apple’s video game subscription service, available on iPhone, iPad, Apple TV, and Mac devices.

•	Offered a variety of updates to NBA Supercard, including a new card tier, as well as new modes, themes and more.

•	The NBA 2K League kicked off its fourth season on May 19, which will conclude on September 4 with the NBA 2K League Finals delivered by DoorDash.

•	Released several updates to PGA TOUR 2K21, including a series of fan-favorite and all-new custom courses created by some of the most talented course creators in the PGA TOUR 2K community.

•	New apparel, accessory and footwear offerings were made available for PGA TOUR 2K21 through the NBA team logo gear update and the TravisMathew and PUMA golf gear update.

•	During the WrestleMania 37 broadcast on April 10, 2021, 2K and Visual Concepts revealed the first teaser video for WWE 2K22, which will launch within our current fiscal year. In recent weeks, the teams shared a series of behind-the-scenes looks at WWE 2K22, including entrance and move animations, motion capture and facial scanning, and more to come.

•	WWE SuperCard offered new content updates, including a John Cena-themed in-game event in June.

•	Announced that Tiny Tina’s Wonderlands, a new franchise from 2K and Gearbox, will be released later this fiscal year. The game is an epic adventure full of whimsy, wonder, and high-powered weaponry set in an unpredictable fantasy world where magic, broadswords, and bullets collide. Tiny Tina’s Wonderlands is a full experience with a rich, story-driven co-op campaign and repeatable end-game content.

•	Several enhancements were made to Borderlands 3, including the introduction of crossplay functionality for Xbox One, Xbox Series X|S, Mac, Stadia, and PC via Steam and the Epic Games Store. Additionally, new limited-time mini-events were introduced, which culminated in the return of the game’s most popular seasonal event, “Revenge of the Cartels.”

•	Released the Borderlands 3: Director’s Cut add-on, which is available for purchase separately and available to download for owners of Borderlands 3 Ultimate Edition or Season Pass 2. The Director’s Cut add-on delivered a brand-new raid boss, story-driven murder mystery missions, daily and weekly challenges with unique themed rewards, and never-before-seen behind-the-scenes content.

•	Launched the Sid Meier’s Civilization VI Anthology for Windows PC, which includes Sid Meier’s Civilization VI, all DLC packs, all expansions and the New Frontier Pass.

Private Division:

•	Announced that, together with Roll7, it will release OlliOlli World digitally this winter for consoles and PC. This skateboarding action-platformer marks a bold new direction in this critically acclaimed franchise and has received outstanding initial feedback from early media impressions.

•	Announced a partnership with Supergiant Games to release a physical edition of Hades for PlayStation and Xbox consoles. Hades is a winner of over 50 “Game of the Year” awards and has received impressive aggregate scores of 93 on Metacritic and 94 on OpenCritic.

•	Kerbal Space Program recently celebrated its 10-year anniversary, with new offerings for fans, including merchandise and a documentary video detailing the various achievements of the title as well as its impact on the aerospace industry.

•	Announced that it will release Kerbal Space Program Enhanced Edition for PlayStation 5 and Xbox Series X|S this fall. The title will benefit from multiple hardware advancements and developments which allow for an upgraded resolution, improved frame-rate, advanced shaders, better textures, and additional performance improvements. Players who already own Kerbal Space Program Enhanced Edition for Gen 8 consoles are eligible for a free upgrade to the new version of the game upon its release.

T2 Mobile Games:

•	Take-Two integrated Socialpoint, Playdots, and Nordeus into newly formed “T2 Mobile Games.” This new structure will help Take-Two’s mobile teams achieve cost synergies and share best practices.

•	Many of our mobile games launched new features, challenges, and marketing activations to drive player engagement. Our studios will continue to introduce new enhancements to their games this year to further optimize the player experience.

Outlook for Fiscal 2022

Take-Two is reiterating its outlook for the fiscal year ending March 31, 2022 and providing its initial outlook for its fiscal second quarter ending September 30, 2021:

Fiscal Year Ending March 31, 2022

•	GAAP net revenue is expected to range from $3.14 to $3.24 billion

•	GAAP net income is expected to range from $229 to $259 million

•	GAAP diluted net income per share is expected to range from $1.95 to $2.20

•	Share count used to calculate both GAAP and management reporting diluted net income per share is expected to be 117.4 million (1)

•	Net cash provided by operating activities is expected to be over $380 million

•	Adjusted Unrestricted Operating Cash Flow (Non-GAAP) is expected to be over $400 million (2)

•	Capital expenditures are expected to be approximately $170 million

•	Net Bookings (operational metric) are expected to range from $3.2 to $3.3 billion

The Company is also providing selected data and its management reporting tax rate of 16%, which are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Twelve Months Ending March 31, 2022
			Financial Data
$ in millions	GAAP outlook (3)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Gain on long term investments, net	Amortization of Intangible Assets	Reorganization & Acquisition
Net revenue	$3,140 to $3,240	$60

Cost of goods sold	$1,399 to $1,444	$27	$(42)		$(48)

Operating expenses	$1,481 to $1,501		$(127)		$(12)	$(2)

Interest and other, net	$(3)	$1		$2

Income (loss) before income taxes	$263 to $298	$32	$169	$(2)	$60	$2

Second Quarter Ending September 30, 2021

•	GAAP net revenue is expected to range from $740 to $790 million

•	GAAP net income is expected to range from $41 to $53 million

•	GAAP diluted net income per share is expected to range from $0.35 to $0.45

•	Share count used to calculate both GAAP and management reporting diluted net income per share is expected to be 117.3 million (4)

•	Net Bookings (operational metric) are expected to range from $815 to $865 million

The Company is also providing selected data and its management reporting tax rate of 16%, which are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ending September 30, 2021
		Financial Data
$ in millions	GAAP outlook (3)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Amortization of acquired intangible assets
Net revenue	$740 to $790	$75

Cost of goods sold	$323 to $349	$10	$(8)	$(12)

Operating Expenses	$368 to $378		$(29)	$(4)

Interest and other, net	$0

Income before income taxes	$49 to $63	$65	$37	$16

1)	Includes 116.3 million basic shares and 1.1 million shares representing the potential dilution from unvested employee stock grants.
2)	Adjusted for changes in restricted cash.
3)	The individual components of the financial outlook may not foot to the totals, as the Company does not expect actual results for every component to be at the low end or high end of the outlook range simultaneously.
4)	Includes 116.4 million basic shares and 0.9 million shares representing the potential dilution from unvested employee stock grants.

Key assumptions and dependencies underlying the Company’s outlook include: the timely delivery of the titles included in this financial outlook; a stable economic environment; continued consumer acceptance of Xbox One and PlayStation 4, as well as continued growth in the installed base of PlayStation 5 and Xbox Series X|S; the ability to develop and publish products that capture market share for these current generation systems while also leveraging opportunities on PC, mobile and other platforms; and stable foreign exchange rates. See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following titles have been released since April 1, 2021:

Label	Title	Platforms	Release Date
2K	NBA 2K21 Arcade Edition	iOS	April 2, 2021
2K	Borderlands 3 - Director's Cut (part of Season Pass 2 DLC)	PS4, PS5, Xbox One, Xbox Series X|S, PC, Stadia	April 8, 2021
2K	Civilization VI Anthology	Windows PC	June 10, 2021
Rockstar Games	Red Dead Redemption Online: Blood Money Update	PS4, Xbox One, PC	July 13, 2021
Rockstar Games	Grand Theft Auto Online: Los Santos Tuners Update	PS4, Xbox One, PC	July 20, 2021

Take-Two's lineup of future titles announced to-date includes:

Label	Title	Platforms	Release Date
Private Division	Hades (physical release)	PS4, PS5, Xbox One, Xbox Series X	August 13, 2021
2K	NBA 2K22	PS4, PS5, Xbox One, Xbox Series X|S, PC, Switch	September 10, 2021
Private Division	The Outer Worlds: Murder on Eridanos (DLC)	Switch	Q2 Fiscal 2022
Private Division	Kerbal Space Program Enhanced Edition	PS5, Xbox Series X|S	Fall 2021
Rockstar Games	Grand Theft Auto V: Expanded and Enhanced	PS5, Xbox Series X|S	November 11, 2021
Rockstar Games	Grand Theft Auto Online – Standalone	PS5, Xbox Series X|S	November 11, 2021
2K	Tiny Tina’s Wonderlands	PS4, PS5, Xbox One, Xbox Series X|S, PC	Q4 Fiscal 2022
Private Division	OlliOlli World	PS4, PS5, Xbox One, Xbox Series X|S, Switch, PC (digital only)	Fiscal 2022
2K	WWE 2K22	TBA	Fiscal 2022
Private Division	Kerbal Space Program 2	PS4, PS5, Xbox One, Xbox Series X|S, PC	Fiscal 2023

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics. The call can be accessed by dialing (877) 407-0984 or (201) 689-8577. A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measure

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses a Non-GAAP measure of financial performance: Adjusted Unrestricted Operating Cash Flow, which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash. The Company’s management believes it is important to consider Adjusted Unrestricted Operating Cash Flow, in addition to net cash from operating activities, as it provides more transparency into current business trends without regard to the timing of payments from restricted cash, which is primarily related to a dedicated account limited to the payment of certain internal royalty obligations.

This Non-GAAP financial measure is not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results. This Non-GAAP financial measure may be different from similarly titled measures used by other companies. In the future, Take-Two may also consider whether other items should also be excluded in calculating this Non-GAAP financial measure used by the Company. Management believes that the presentation of this Non-GAAP financial measure provides investors with additional useful information to measure Take-Two's financial and operating performance. In particular, this measure facilitates comparison of our operating performance between periods and may help investors to understand better the operating results of Take-Two. Internally, management uses this Non-GAAP financial measure in assessing the Company's operating results and in planning and forecasting. A reconciliation of this Non-GAAP financial measure to the most comparable GAAP measure is contained in the financial tables to this press release.

Final Results

The financial results discussed herein are presented on a preliminary basis; final data will be included in Take-Two’s Quarterly Report on Form 10−Q for the period ended June 30, 2021.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher, and marketer of interactive entertainment for consumers around the globe. We develop and publish products principally through Rockstar Games, 2K, Private Division, and T2 Mobile Games. Our products are designed for console systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms, and cloud streaming services. The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

Statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "potential," "predicts," "projects," "seeks," “should,” "will," or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company's future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: the uncertainty of the impact of the COVID-19 pandemic and measures taken in response thereto; the effect that measures taken to mitigate the COVID-19 pandemic have on our operations, including our ability to timely deliver our titles and other products, and on the operations of our counterparties, including retailers and distributors; the effects of the COVID-19 pandemic on both consumer demand and the discretionary spending patterns of our customers as the situation with the pandemic continues to evolve; the risks of conducting business internationally; the impact of reductions in interest rates by the Federal Reserve and other central banks, including on our short-term investment portfolio; the impact of potential inflation; volatility in foreign currency exchange rates; our dependence on key management and product development personnel; our dependence on our NBA 2K and Grand Theft Auto products and our ability to develop other hit titles; our ability to leverage opportunities on PlayStation®5 and Xbox Series X|S; the timely release and significant market acceptance of our games; the ability to maintain acceptable pricing levels on our games; and risks associated with international operations.

Other important factors and information are contained in the Company's most recent Annual Report on Form 10-K, including the risks summarized in the section entitled "Risk Factors," the Company’s most recent Quarterly Report on Form 10-Q, and the Company's other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three months ended June 30,
	2021	2020
Net revenue	$813,346	$831,310

Cost of goods sold:
Internal royalties	145,378	214,063
Software development costs and royalties	87,037	148,047
Licenses	50,404	56,019
Product costs	46,896	58,560
Total cost of goods sold	329,715	476,689

Gross profit	483,631	354,621

General and administrative	104,447	102,173
Selling and marketing	103,854	84,779
Research and development	92,294	73,108
Depreciation and amortization	12,465	12,418
Business reorganization	97	-
Total operating expenses	313,157	272,478
Income from operations	170,474	82,143
Interest and other, net	(1,027)	8,218
Gain on long-term investments, net	1,997	-
Income before income taxes	171,444	90,361
Provision for income taxes	19,188	1,856
Net income	$152,256	$88,505

Earnings per share:
Basic earnings per share	$1.32	$0.78
Diluted earnings per share	$1.30	$0.77

Weighted average shares outstanding:
Basic	115,702	113,862
Diluted	117,130	114,956

Computation of Basic EPS:
Net income	$152,256	$88,505

Weighted average shares outstanding - basic	115,702	113,862

Basic earnings per share	$1.32	$0.78

Computation of Diluted EPS:
Net income for diluted EPS calculation	$152,256	$88,505

Weighted average shares outstanding - basic	115,702	113,862
Add: dilutive effect of common stock equivalents	1,428	1,094
Weighted average common shares outstanding - diluted	117,130	114,956

Diluted earnings per share	$1.30	$0.77

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	June 30,	March 31,
	2021	2021
ASSETS
Current assets:
Cash and cash equivalents	$1,400,876	$1,422,884
Short-term investments	1,135,188	1,308,692
Restricted cash and cash equivalents	653,069	538,822
Accounts receivable, net of allowances of $350 and $350 at June 30, 2021 and March 31, 2021, respectively	487,171	552,762
Inventory	11,491	17,742
Software development costs and licenses	14,620	43,443
Deferred cost of goods sold	10,820	15,524
Prepaid expenses and other	300,377	320,646
Total current assets	4,013,612	4,220,515

Fixed assets, net	224,880	149,364
Right-of-use assets	163,464	164,763
Software development costs and licenses, net of current portion	607,207	490,892
Goodwill	645,591	535,306
Other intangibles, net	305,707	121,591
Deferred tax assets	78,383	90,206
Long-term restricted cash and cash equivalents	103,433	98,541
Other assets	171,978	157,040
Total assets	$6,314,255	$6,028,218

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$67,136	$71,001
Accrued expenses and other current liabilities	1,242,312	1,204,090
Deferred revenue	824,520	928,029
Lease liabilities	31,361	31,595
Total current liabilities	2,165,329	2,234,715

Non-current deferred revenue	51,318	37,302
Non-current lease liabilities	156,951	159,671
Non-current software development royalties	111,652	110,127
Other long-term liabilities	197,698	154,511
Total liabilities	2,682,948	2,696,326

Take-Two Interactive, Inc. stockholders' equity:
Preferred stock, $.01 par value, 5,000 shares authorized	-	-
Common stock, $.01 par value, 200,000 shares authorized; 138,846 and 137,584 shares issued and 116,425 and 115,163 outstanding at June 30, 2021 and March 31, 2021, respectively	1,389	1,376
Additional paid-in capital	2,417,658	2,288,781
Treasury stock, at cost; 22,421 common shares at June 30, 2021 and,March 31, 2021, respectively	(820,572)	(820,572)
Retained earnings	2,023,227	1,870,971
Accumulated other comprehensive loss	(2,770)	(8,664)
Total Take-Two Interactive, Inc. stockholders' equity:	3,618,932	3,331,892
Non-controlling interest	12,375	-
Total equity	$3,631,307	$3,331,892
Total liabilities and equity	$6,314,255	$6,028,218

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three months ended June 30,
	2021	2020
Operating activities:
Net income	$152,256	$88,505

Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and impairment of software development costs and licenses	24,511	57,441
Depreciation	12,464	12,298
Amortization of intellectual property	15,215	4,986
Stock-based compensation	49,050	53,411
Other, net	13,802	(2,924)
Changes in assets and liabilities:
Accounts receivable	74,681	(91,846)
Inventory	6,336	(131)
Software development costs and licenses	(85,887)	(60,219)
Prepaid expenses and other current and other non-current assets	17,622	80,759
Deferred revenue	(94,660)	153,525
Deferred cost of goods sold	4,850	5,398
Accounts payable, accrued expenses and other liabilities	(41,998)	144,220
Net cash provided by operating activities	148,242	445,423

Investing activities:
Change in bank time deposits	311,893	(161,026)
Proceeds from available-for-sale securities	161,151	117,738
Purchases of available-for-sale securities	(302,485)	(188,372)
Purchases of fixed assets	(86,433)	(8,905)
Purchases of long-term investments	(96)	(6,900)
Business acquisitions	(97,887)	-
Net cash used in investing activities	(13,857)	(247,465)

Financing activities:
Tax payment related to net share settlements on restricted stock awards	(48,261)	(38,506)
Issuance of common stock	9,230	6,503
Net cash used in financing activities	(39,031)	(32,003)

Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash and cash equivalents	1,777	1,925

Net change in cash, cash equivalents, and restricted cash and cash equivalents	97,131	167,880
Cash, cash equivalents, and restricted cash and cash equivalents, beginning of year	2,060,247	1,993,392
Cash, cash equivalents, and restricted cash and cash equivalents, end of period	$2,157,378	$2,161,272

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix

(in thousands)

	Three Months Ended June 30, 2021		Three Months Ended June 30, 2020
	Amount	% of Total	Amount	% of Total
Net revenue by geographic region
United States	$493,186	61%	$470,490	57%
International	320,160	39%	360,820	43%
Total net revenue	$813,346	100%	$831,310	100%

Net bookings by geographic region
United States	$418,815	59%	$587,112	59%
International	292,615	41%	409,137	41%
Total net bookings	$711,430	100%	$996,249	100%

	Three Months Ended June 30, 2021		Three Months Ended June 30, 2020
	Amount	% of Total	Amount	% of Total
Net revenue by distribution channel
Digital online	$740,806	91%	$735,576	88%
Physical retail and other	72,540	9%	95,734	12%
Total net revenue	$813,346	100%	$831,310	100%

Net bookings by distribution channel
Digital online	$680,385	96%	$924,539	93%
Physical retail and other	31,045	4%	71,711	7%
Total net bookings	$711,430	100%	$996,249	100%

	Three Months Ended June 30, 2021		Three Months Ended June 30, 2020
	Amount	% of Total	Amount	% of Total
Net revenue by platform mix
Console	$602,443	74%	$611,685	74%
PC and other	128,645	16%	165,260	20%
Mobile	82,258	10%	54,365	6%
Total net revenue	$813,346	100%	$831,310	100%

Net bookings by platform mix
Console	$491,527	69%	$722,798	73%
PC and other	130,114	18%	206,551	20%
Mobile	89,789	13%	66,900	7%
Total net bookings	$711,430	100%	$996,249	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

ADDITIONAL DATA

(in thousands)

Three Months Ended June 30, 2021	Net revenue	Cost of goods sold- Internal royalties	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Licenses	Cost of goods sold- Product costs	General and administrative
As reported	$813,346	$145,378	$87,037	$50,404	$46,896	$104,447
Net effect from deferrned net revenue and related cost of goods sold	(101,916)		(2,860)	(138)	(5,137)
Stock-based compensation			(12,050)			(17,197)
Amortization and impairment of acquired intangibles			(11,112)
Acquisition related expenses						(2,186)

Three Months Ended June 30, 2021	Selling and marketing	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net	Gain on long- term investments, net
As reported	$103,854	$92,294	$12,465	$97	$(1,027)	$1,997
Net effect from deferrned net revenue and related cost of goods sold					(610)
Stock-based compensation	(8,033)	(11,770)
Amortization and impairment of acquired intangibles	(1,817)	(1,706)	(371)
Impact of business reorganization				(97)
Gain on long-term investments, net						(1,997)

Three Months Ended June 30, 2020	Net revenue	Cost of goods sold- Internal royalties	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Licenses	Cost of goods sold- Product costs	General and administrative
As reported	$831,310	$214,063	$148,047	$56,019	$58,560	$102,173
Net effect from deferrned net revenue and related cost of goods sold	164,939		4,050	(450)	(4,823)
Stock-based compensation			(29,033)			(13,200)
Amortization and impairment of acquired intangibles			(3,282)
Acquisition related expenses

Three Months Ended June 30, 2020	Selling and marketing	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net
As reported	$84,779	$73,108	$12,418	$-	$8,218
Net effect from deferrned net revenue andrelated cost of goods sold					(760)
Stock-based compensation	(4,728)	(6,450)
Amortization and impairment of acquired intangibles		(1,552)	(120)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURE

(in thousands)

	Three months ended June 30,
	2021	2020
Net cash from operating activities	$148,242	$445,423
Net change in Restricted cash related to Operations (1)	(119,139)	(121,420)
Adjusted Unrestricted Operating Cash Flow	$29,103	$324,003

	FY 2022	FY 2021
Restricted cash beginning of period (4/1)	$637,363	$635,728
Less Restricted cash end of period (6/30)	756,502	757,148
(1) Net change in Restricted cash related to Operations	$(119,139)	$(121,420)